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Exhibit 23.2

Consent of Independent Public Accountants

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Community First Bankshares, Inc. 1996 Stock Option Plan and the Community First Bankshares, Inc. 401(k) Retirement Plan, of our reports (a) dated January 14, 2003 (except for Note 23, as to which the date is February 7, 2003), with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) and (b) dated June 25, 2003, with respect to the financial statements and schedules of the Community First Bankshares, Inc. 401(k) Retirement Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota September 17, 2003

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Consent of Independent Public Accountants